EXHIBIT (14)(b)

RESOLUTION

of the

BOARD OF DIRECTORS

Meeting Held: April 25, 2018

Delaware Life Insurance Company

(the “Company”)

Annual Authorization of SEC Powers of Attorney

RESOLVED, that for the purposes of facilitating the execution and filing of any registration statements of the Company or its separate accounts and any amendments thereto in compliance with Rule 483 under the Securities Act of 1933, the Chief Executive Officer and the Senior Vice President and Chief Accounting Officer of the Company (collectively, the “Officers”) are each hereby authorized to designate as their attorneys and agents the Senior Vice President and General Counsel of the Company, and/or such other attorneys or other agents of the Company as the Senior Vice President and General Counsel may designate, and each such Officer is further authorized to execute and deliver to the designated individuals a written power of attorney authorizing such individuals to execute, deliver, and file in such Officer’s name, on behalf of the Company or its separate accounts, any such registration statement or amendment thereto.